UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2006
CLINICAL DATA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12716	04-2573920

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Gateway Center, Suite 702, Newton, Massachusetts	02458

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 527-9933
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-99.2 Executive Employment Agreement - Andrew J. Fromkin
EX-99.3 Executive Employment Agreement - Caeser J. Belbel

Explanatory Note
     On May 12, 2006, Clinical Data, Inc. (the “Company”) approved the material terms of employment arrangements with each of Andrew J. Fromkin, the Company’s Chief Executive Officer, and Caesar J. Belbel, the Company’s Executive Vice President and Chief Legal Officer. Since May 12, 2006, the executives have been serving the Company in such capacities according to the terms of such arrangements, while the Company has worked to finalize the terms of such arrangements in the form of the executive employment agreements (collectively, the “Executive Employment Agreements”).
     This Amendment No. 1 amends and supplements the Current Report on Form 8-K filed by the Company on May 18, 2006 (the “Original 8-K”). The description of the Executive Employment Agreements in Item 1.01 is hereby amended in its entirety as follows to include a full description of the final terms of the Executive Employment Agreements. The description of the Stock Option Awards and the Settlement Agreement in Item 1.01 of the Original 8-K remain unchanged. Item 9.01 of the Original 8-K is hereby amended as follows to include the filing of the Executive Employment Agreements.
Item 1.01. Entry into a Material Definitive Agreement.
Executive Employment Agreements
     On November 6, 2006, the compensation committee of the board of directors of the Company approved and finalized the terms of written Executive Employment Agreements with Mr. Fromkin (the “Fromkin Agreement”) and with Mr. Belbel (the “Belbel Agreement”), both effective May 12, 2006.
     Under the Fromkin Agreement, Mr. Fromkin will serve as the Company’s Chief Executive Officer. Mr. Fromkin is also serving as a director of the Company, as requested by the board of directors pursuant to the terms of the Fromkin Agreement. The Fromkin Agreement provides for an annual base salary of $400,000 and a potential annual bonus equal to up to 200% of Mr. Fromkin’s base salary, based on whether Mr. Fromkin and the Company achieve certain goals, as determined by the board of directors. The Fromkin Agreement’s initial term commenced on the effective date and ends on June 30, 2007, and automatically extends thereafter for successive one (1) year periods unless, at least ninety (90) days prior to the end of the initial term or the then-current term of the Agreement, the Company or Mr. Fromkin has notified the other that the term thereunder shall terminate upon its expiration date. The Fromkin Agreement provides that Mr. Fromkin’s employment may be terminated with or without cause at any time by the Company, or by Mr. Fromkin for good reason (as defined in the Fromkin Agreement). If the Company terminates Mr. Fromkin’s employment without cause, or if Mr. Fromkin terminates his employment for good reason, the Company must pay him: (1) all unpaid salary up to the date of termination, any earned but unpaid bonuses, any unreimbursed expenses and any other payments and benefits to which the executive may be entitled under the Company’s benefit plans (the “Accrued Amounts”), (2) a pro-rated bonus amount for the year of his termination, (3) his then current base salary on a continuous basis for the twelve months following the date of termination, and (4) all premiums for health and other benefits during the twelve month period following the date of termination. Additionally, if Mr. Fromkin’s employment is terminated without cause or by him for good reason, or if the Company experiences a change of control during his employment, all of Mr. Fromkin’s outstanding unvested options become fully vested and the post-termination exercise period will be extended for a period equal to the shorter of (i) ten (10) years, or (ii) the remaining term of the options.
     To the extent that any payments due to Mr. Fromkin under the Fromkin Agreement (the “Payments”) are subject to the tax (the “Excise Tax”) imposed by Section 4999 of the Internal Revenue Code (the “Code”), and to the extent that the Payments exceed four times the “base amount” (as such term is defined in Section 280G(d)(2) of the Code), then the Company will make an additional payment to Mr. Fromkin (the “Gross-Up Payment”) so that, after deduction of the Excise Tax, any federal, state and local income and employment tax and Excise Tax on the Gross-Up Payment, but before deduction for any federal, state or local income and employment tax on the Payments, the net amount retained by Mr. Fromkin shall be equal to the Payments. However, to the extent that the Payments do not exceed four times the “base amount,” then the Payments will be reduced to the extent necessary to avoid imposition of the Excise Tax. Any amounts reduced shall be irrevocably forfeited by Mr. Fromkin and he shall have no further rights to receive them.
     Mr. Fromkin is entitled under the agreement to participate in all employee benefit plans of the Company and is entitled to four weeks of vacation per year, with the ability to roll over up to three weeks of unused vacation from any prior year. The Fromkin Agreement also contains a confidentiality covenant applicable during the period of Mr. Fromkin’s employment or at any time thereafter, as well as non-solicitation and non-competition covenants applicable to Mr. Fromkin both during and for a period of six (6) months following his employment with the Company. The Company further agreed to provide and maintain a life insurance policy for Mr. Fromkin, payable to his beneficiary or beneficiaries, with annual premiums not to exceed $2,000.
     The Belbel Agreement provides for an annual base salary of $260,000 and a potential annual bonus equal to up to 100% of Mr. Belbel’s base salary based on whether Mr. Belbel and the Company achieve certain goals, as determined by the board of directors. The Belbel Agreement’s initial term commenced on the effective date and ends on June 30, 2007, and automatically extends thereafter for successive one (1) year periods unless, at least ninety (90) days prior to the end of the initial term or the then-current term of the Agreement, the Company or Mr. Belbel has notified the other that the term thereunder shall terminate upon its expiration date. The Belbel Agreement provides that Mr. Belbel’s employment may be terminated with or without cause at any time by the Company, or by Mr. Belbel for good reason (as defined in the Belbel Agreement). If the Company terminates Mr. Belbel’s employment without cause, or if Mr. Belbel terminates his employment for good reason, the Company must pay him: (1) all Accrued Amounts, (2) a pro-rated bonus amount for the year of his termination, (3) his then current base salary on a continuous basis for the twelve months following the date of termination, and (4) all premiums for health and other benefits during the twelve month period following the date of termination. Additionally, if Mr. Belbel’s employment is terminated without cause or by him for good reason, or if the Company experiences a change of control during his employment, all of Mr. Belbel’s outstanding unvested options become fully vested and the post-termination exercise period will be extended for a period equal to the shorter of (i) three (3) years, or (ii) the remaining term of the options.
     To the extent that any payments due to Mr. Belbel under the Belbel Agreement (the “Belbel Payments”) are subject to the Excise Tax imposed by Section 4999 of the Code, and to the extent that the Belbel Payments exceed four times the “base amount” (as such term is defined in Section 280G(d)(2) of the Code), then the Company will make a Gross-Up Payment to Mr. Belbel so that, after deduction of the Excise Tax, any federal, state and local income and employment tax and

Excise Tax on the Gross-Up Payment, but before deduction for any federal, state or local income and employment tax on the Belbel Payments, the net amount retained by Mr. Belbel shall be equal to the Belbel Payments. However, to the extent that the Belbel Payments do not exceed four times the “base amount,” then the Belbel Payments will be reduced to the extent necessary to avoid imposition of the Excise Tax. Any amounts reduced shall be irrevocably forfeited by Mr. Belbel and he shall have no further rights to receive them.
     Mr. Belbel is entitled under the agreement to participate in all employee benefit plans of the Company and is entitled to four weeks of vacation per year, with the ability to roll over up to three weeks of unused vacation from any prior year. The Belbel Agreement also contains a confidentiality covenant applicable during the period of Mr. Belbel’s employment or at any time thereafter, as well as non-solicitation and non-competition covenants applicable to Mr. Belbel both during and for a period of six (6) months following his employment with the Company.
     The foregoing descriptions of the Fromkin Agreement and the Belbel Agreement are not complete and are qualified in their entirety by reference to the Fromkin Agreement and the Belbel Agreement, which are filed as Exhibit 99.2 and Exhibit 99.3 hereto, respectively, and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.2	Employment Agreement effective as of May 12, 2006, between Clinical Data, Inc. and Andrew J. Fromkin.

99.3	Employment Agreement effective as of May 12, 2006, between Clinical Data, Inc. and Caesar J. Belbel.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clinical Data, Inc.
By:	/s/ Caesar J. Belbel
Caesar J. Belbel
Executive Vice President, Chief Legal Officer and Secretary

DATE: November 13, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.2	Employment Agreement effective as of May 12, 2006, between Clinical Data, Inc. and Andrew J. Fromkin.

99.3	Employment Agreement effective as of May 12, 2006, between Clinical Data, Inc. and Caesar J. Belbel.